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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


SUBSIDIARY                                      STATE OR JURISDICTION OF
----------                                      ------------------------
                                                INCORPORATION
                                                -------------
American Country Insurance Company                     Illinois

American Country Financial Services                    Illinois
         Corp.

American Country Professional Services                 Delaware
         Corp.

American Country Underwriting Agency, Inc.             Illinois